Oportun completes acquisition of Digit, a neobanking company and platform SAN CARLOS, Calif., Dec. 22, 2021 – Oportun (Nasdaq:OPRT), a mission-driven fintech company announced today that it has completed the acquisition of Digit (digit.co), a neobanking platform that provides automated savings, investing, and banking tools. According to the company, the acquisition of Digit further expands its A.I. and digital capabilities to provide hardworking consumers a holistic offering built to address their financial needs. “This is a transformational deal that positions Oportun for even more future success,” said Raul Vazquez, CEO of Oportun. “With this transaction, we are combining two mission-driven organizations with complementary services, capabilities, and member bases.” Oportun acquired Digit for approximately $211.1 million, comprised of an aggregate of approximately $112.6 million in cash and approximately $98.5 million in Oportun common stock and/or restricted stock units to be settled in Oportun common stock on the basis of a price of $24.477 per share of Oportun common stock, determined at the time of signing pursuant to the definitive agreement between the parties. Oportun also closed a financing facility from Jefferies to finance the cash consideration. Digit is a neobanking platform founded in 2013 that provides its 600,000 paying members with personalized savings, investing and banking tools. Digit members can keep and integrate their existing bank accounts into the platform, or they can make Digit their primary banking relationship by opening new accounts via Digit’s bank partner. Enabled by A.I., Digit automatically sets aside funds for members by analyzing cash flow and recognizing how much can be saved and invested today, while remaining well within a member’s immediate financial means. Details Regarding the Acquisition Digit will operate as a business unit within Oportun and continue to be led by Digit founder and CEO, Ethan Bloch. All of Digit’s 100+ employees have joined Oportun and will continue their job functions. J.P. Morgan served as exclusive financial advisor and Wilson Sonsini Goodrich & Rosati served as legal counsel to Oportun. Jefferies provided the financing facility. Goodwin Procter served as legal counsel to Digit. Financial Technology Partners served as exclusive strategic and financial advisor to Digit. An investor presentation related to the acquisition is available here.

Additional details and information about the terms and conditions of the acquisition will be available in a current report on Form 8-K to be filed by Oportun with the Securities and Exchange Commission. For more information about Oportun, visit www.oportun.com. For more information about Digit, visit www.digit.co. About Oportun Oportun (Nasdaq: OPRT) is a digital banking platform that uses A.I. to make financial health effortless for anyone. Oportun helps its 1.4 million members meet their daily borrowing, banking, savings, and investing needs. Since its inception, Oportun has provided more than $10 billion in responsible and affordable loans, and its members have set aside more than $7 billion for rainy days and other needs, saved more than $2 billion on interest and fees, and paid down more than $300 million in personal debt. In recognition of its responsibly designed products and mission to provide inclusive and affordable financial services that empower hardworking individuals to build a better future, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009. Forward-Looking Statements This communication contains forward-looking statements regarding Oportun’s (“Oportun,” “we” or “our”) future business expectations which involve risks and uncertainties, including the expected opportunities and effects of the acquisition of Hello Digit, Inc. (“Digit”) and the expectation that the acquisition of Digit will accelerate customer and revenue growth. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our acquisition of Digit, including the integration of the Digit business; failure to realize the expected benefits and synergies of the acquisition; the impact of the consummation of the acquisition on relationships with our and/or Digit’s employees, customers, suppliers and other business partners; inability to retain key personnel; changes in legislation or government regulations affecting us or Digit; and economic, financial, social or political conditions that could adversely affect us or Digit. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements contained herein are made as of the date hereof. We undertake no duty to update this information unless required by law.

Media Contact George Gonzalez 650-769-0441 george.gonzalez@oportun.com Investor Contact Nils Erdmann 650-810-9074 ir@oportun.com